UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2023

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Super Micro Computer, Inc. (the “Company,” “we,” “us,” or “our”) granted to Mr. Charles Liang, our chief executive officer, a new long-term performance-based option award (the “2023 Award”) to purchase up to 500,000 shares of the Company’s common stock which may vest in five equal tranches. Each of the five tranches vests if, and only if, one specified revenue goal (each, a “Revenue Goal”) and one specified stock price goal (each, a “Stock Price Goal”) is achieved. Revenue Goals must be achieved by December 31, 2028 (the “Revenue Performance Period”) and Stock Price Goals must be achieved by March 31, 2029 (the “Stock Price Performance Period”). The 2023 Award has an exercise price equal to $450.00 (the “Exercise Price”), representing a premium of approximately 53% to the closing stock price reported on NASDAQ on November 14, 2023. The 2023 Award will expire on November 14, 2033.

In an effort to further incentivize Mr. Liang’s continued long-term performance, the Compensation Committee designed the 2023 Award to be a challenging long-term incentive for future performance, and the Compensation Committee noted in particular that the performance thresholds were challenging and could take years to achieve. In addition, the Compensation Committee sought to ensure that the 2023 Award would further align Mr. Liang’s interests with those of the Company’s stockholders over the long-term. In connection with the grant of the 2023 Award, Mr. Liang will continue to receive a de minimis salary of $1 per annum (or such other non-waivable minimum wage requirement, if deemed advisable) and no cash bonuses through the earlier of (a) the date all of the tranches under the 2023 Award shall have vested and (b) March 31, 2029. Mr. Liang must also remain as the Company’s CEO (or such other position with the Company as Mr. Liang and the Board may agree) at the time each goal is met in order for the corresponding tranche to vest. This ensures Mr. Liang’s active leadership of the Company over the long-term.

The following table sets forth the Revenue Goals which must be achieved under the 2023 Award by the end of the Revenue Performance Period of December 31, 2028:

Revenue Goals(1)	Absolute Change From Revenue Reported for the Fiscal Year Ended June 30, 2023(2)(3)
$13.0 billion	82%
$15.0 billion	111%
$17.0 billion	139%
$19.0 billion	167%
$21.0 billion	195%

(1)Revenue means the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four consecutive fiscal quarters of the Company.
(2)Revenue reported in the Company’s Form 10-K for the fiscal year ended June 30, 2023 was $7,123.5 million.
(3)Rounded to the nearest whole percentage.

The following table sets forth the Stock Price Goals which must be achieved under the 2023 Award by the end of the Stock Price Performance Period of March 31, 2029:

Stock Price Goals(1)	Absolute Change in Stock Price from Grant Date Stock Price(2)(3)	Absolute Change in Stock Price From $450 Exercise Price(3)
$450	53%	0%
$600	104%	33%
$750	155%	67%
$900	206%	100%
$1,100	274%	144%

(1)Sustained stock price performance is required for each Stock Price Goal to be met, other than in connection with a change in control. For each Stock Price Goal to be met, the trailing sixty trading day average stock price must equal or exceed the Stock Price Goal.
(2)Utilizes closing stock price of $293.87 on November 14, 2023.
(3)Rounded to the nearest whole percentage.

Each of the five tranches vests only when both the applicable Revenue Goal and Stock Price Goal for such tranche are certified by the Compensation Committee as having been met.

A Revenue Goal and a Stock Price Goal that are matched together can be achieved at different points in time and vesting will occur at the later of the achievement certification dates for such Revenue Goal and Stock Price Goal. Subject to any applicable clawback provisions, policies or other forfeiture terms described in the 2023 Award, once a goal is achieved, it is forever deemed achieved for determining the vesting of a tranche.

There is no full acceleration of vesting of the 2023 Award upon a “change in control.” However, in connection with a change in control, whether any unvested tranches vest, will depend solely on the Company’s attainment of the Stock Price Goals (and the Revenue Goals will be disregarded). In addition, for purposes of determining whether the Stock Price Goal has been achieved, the stock price shall equal the greater of (i) the most recent closing price per share immediately prior to the effective time of such change in control, or (ii) the per share common stock price (plus the per share of common stock value of any other consideration) received by the stockholders in the change in control.

The 2023 Award is being granted under the Company’s 2020 Equity and Incentive Compensation Plan (the “2020 Equity Plan”), and is memorialized in a Notice of Grant of Performance Based Stock Option to Mr. Charles Liang (the “Grant Notice”) and Non-qualified Stock Option Award Agreement associated with the Grant Notice (the “Award Agreement”) that includes, among other terms and conditions, a restriction on the sale of any shares issued upon exercise of the option until November 14, 2026.

The foregoing summary of the terms and conditions of the 2023 Award set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of the 2020 Equity Plan previously filed with the Securities and Exchange Commission, as well as the form of Grant Notice and Award Agreement associated with the Grant Notice which are attached Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1 †	Form of Notice of Grant of Performance Based Stock Option to Mr. Charles Liang (the “Grant Notice”)

10.2	Nonqualified Stock Option Award Agreement associated with the Grant Notice

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

† Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: November 20, 2023	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)